UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 18, 2024

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Departure of Independent Registered Public Accounting Firm

On December 12, 2023, ECD Automotive Design, Inc. (the “Company”), formerly a special purpose acquisition company known as EF Hutton Acquisition Corporation I (“EFHT”), completed a business combination (the “Business Combination”) contemplated by the merger agreement, dated as of March 3, 2023, as amended on October 14, 2024 (the “Merger Agreement”), by and among EFHT, Humble Imports Inc, d/b/a ECD Auto Design, a Florida corporation (“Humble”), and the other parties named therein. Pursuant to the Merger Agreement, in connection with the Business Combination, EFHT changed its name to ECD Automotive Design, Inc. The closing of the Business Combination was previously reported on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on December 18, 2023 (the “Super 8-K”).

Prior to the closing of the Business Combination, Marcum LLP (“Marcum”) was the independent registered public accounting firm of EFHT, and BF Borgers CPA PC (“BF Borgers”) was the independent registered public accounting firm of Humble. Following the Business Combination, on December 12, 2023, Marcum ceased to be the independent registered public accounting firm of EFHT, and BF Borgers departed as the independent registered public accounting firm of Humble, which was previously disclosed in the Super 8-K.

On January 22, 2024, the Company engaged Marcum to audit the financial statements of the Company for the fiscal year ended December 31, 2023 (collectively referred to as the “Financial Statements”). Marcum did not complete the audit of the Financial Statements.

On April 19, 2024, upon the approval of the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, the Company dismissed Marcum as the Company’s independent registered public accounting firm.

During Marcum’s engagement by the Company, and through the date of dismissal, there have been no: (i) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in their report on the financial statements or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum a copy of the disclosure made in response to this Current Report on Form 8-K and has requested that Marcum provide a letter addressed to the SEC confirming their agreement with the disclosure contained herein. Pursuant to our request, Marcum has provided the letter attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 18, 2024, upon the approval of the Audit Committee, the Company engaged BF Borgers as the Company's independent registered public accounting firm to audit the Financial Statements, effective immediately.

Prior to the closing of the Business Combination, BF Borgers was engaged as the independent registered public accounting firm of Humble, the predecessor of the Company, to audit Humble’s financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through September 30, 2023 (“Borgers’ Prior Representation”). On December 12, 2023, BF Borgers ceased to be Humble’s independent registered public accounting firm as a result of Business Combination.

Except for matters concerning Borgers’ Prior Representation, during the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through the date of BF Borgers engagement, neither the Company nor anyone acting on its behalf consulted BF Borgers regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company by BF Borgers that BF Borgers concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP regarding the change in the Registrant’s certifying accountant, dated April 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024
ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Raymond Cole
	Name:	Raymond Cole
	Title:	Chief Financial Officer

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